Exhibit 10-ii

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

by and among

AT&T INC.

and

THE SBC MASTER PENSION TRUST

and

BROCK FIDUCIARY SERVICES LLC

DATED AS OF OCTOBER 15, 2018

i

Section 5.9	Scope of Agreement	31

Section 5.10	No Third Party Beneficiaries	32

Section 5.11	Severability	32

Section 5.12	Counterparts	32

Section 5.13	Effectiveness	32

ii

REGISTRATION RIGHTS AGREEMENT, dated as of October 15, 2018 (this “Agreement”), by and among (i) AT&T Inc., a Delaware corporation (the “AT&T”), (ii) Brock Fiduciary Services LLC (the “Investment Manager”), as named fiduciary and investment manager, with respect to the AT&T Pension Benefit Plan (“AT&T Plan”), a participating plan in the SBC Master Pension Trust (“Trust”), acting on its own behalf and as investment manager on behalf of the Trust, (iii) the Trust, as a Holder (as defined below), and (iv) any additional or substitute Holders that become a party to this Agreement in accordance with and pursuant to Section 5.3(b) hereof.

WITNESSETH:

WHEREAS, on September 9, 2013, AT&T Mobility II, LLC, an indirect wholly owned subsidiary of AT&T (“AT&T Mobility”), issued 320 million cumulative perpetual preferred membership interests, Series A (each a “Preferred Interest” and, collectively, the “Preferred Interests”) to AT&T pursuant and subject to the terms and conditions of that certain Second Amended and Restated Limited Liability Company Agreement of AT&T Mobility (the “Second LLC Agreement”);

WHEREAS, AT&T entered into the Contribution Agreement (the “Contribution Agreement”), effective as of September 9, 2013, by and among the Investment Manager, the Trustee, AT&T and AT&T Mobility, providing for an in-kind contribution by AT&T to the AT&T Plan of the Preferred Interests, and the LLC Agreement was amended and restated in connection therewith (the “Third LLC Agreement”)

WHEREAS, the Contribution Agreement and the Third LLC Agreement, as thereafter amended, are being amended and restated, effective as of the date hereof, to provide, among other things, for the transferability of the Preferred Interests (such Fourth Amended and Restated Limited Liability Company Agreement, as the same may be amended from time to time, the “Fourth LLC Agreement” and such Amended and Restated Contribution Agreement, as the same may be amended from time to time, the “Amended Contribution Agreement,” respectively);

WHEREAS, pursuant to the Fourth LLC Agreement, AT&T Mobility has the right to purchase all or any portion of the Preferred Interests from the Trust in one or more transactions as provided in Section 8(e) thereof (such right, as so provided in the Fourth LLC Agreement, the “Redemption Option”); and pursuant to the Fourth LLC Agreement and the Amended Contribution Agreement, the Trust has the right to require AT&T Mobility or AT&T to purchase all or a portion of the Preferred Interests, from time to time, from the Trust as provided in Section 8(e) and Section 7 thereof, respectively (such rights, as so provided in the Fourth LLC Agreement and Amended Contribution Agreement, the “Put Option”);

WHEREAS, pursuant to the Fourth LLC Agreement and Amended Contribution Agreement, AT&T Mobility and AT&T have the right, in their sole discretion, to pay the purchase price for any Preferred Interests purchased pursuant to the Put Option or the Redemption Option, in whole or in part, by delivering shares of Common Stock to the Trust (or any substitute Members of AT&T Mobility) as provided therein;

WHEREAS, in connection with the foregoing, the parties hereto wish to amend and restate this Agreement governing the rights and obligations of the parties with respect to registration rights, transfers and other matters relating to shares of Common Stock (if any) that may be delivered to the Trust (or any substitute Members of AT&T Mobility who become Holders hereunder) pursuant to the Redemption Option or the Put Option.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“144 Notice” shall have the meaning set forth in Section 3.2(e).

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with that Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Amended Contribution Agreement” shall have the meaning set forth in the Recitals.

“AT&T” shall have the meaning set forth in the Preamble.

“AT&T Mobility” shall have the meaning set forth in the Recitals.

“AT&T Plan” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities within the meaning of paragraph (a) of Rule 13d-3 under the Exchange Act (as such rule is in effect on the date of this Agreement).

“Blackout Period” shall have the meaning set forth in Section 4.1(f).

“Board” shall mean, as of any date, the Board of Directors of AT&T in office on that date.

“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or a day on which banks in the City of New York are authorized or obligated by law to close.

“Claim Notice” shall have the meaning set forth in Section 4.7(a).

“Claims” shall have the meaning set forth in Section 4.6(a).

“Common Stock” shall mean the common stock, $1.00 par value per share, of AT&T and any successor equity securities issued in lieu thereof by any successor of AT&T.

“Company Indemnified Party” shall have the meaning set forth in Section 4.6(b).

“Confidential Information” shall have the meaning set forth in Section 4.4(f).

“Contribution Agreement” shall have the meaning set forth in the Recitals.

“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise.

“Delivery Date” means any date on which shares of Common Stock are issued and first registered in the name of any Holders (or their respective nominees, as the case may be) on the books and records of AT&T or its transfer agent, in each case pursuant to the Redemption Option or the Put Option.

“Demand Request” shall have the meaning set forth in Section 4.1(b).

“Director” shall mean any member of the Board.

“Effective Period” shall have the meaning set forth in Section 4.4(a)(iii).

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal or restriction on voting.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and the relevant rules and regulations promulgated by the SEC from time to time thereunder.

“Expiration Date” shall have the meaning set forth in Section 4.1(a)(v).

“Fourth LLC Agreement” shall have the meaning set forth in the Recitals.

“Holder” or “Holders” shall mean (i) the Trust, the sole initial Holder hereunder, and (ii) any substitute Members of AT&T Mobility (or subsequent substitute Members thereof) that have been duly admitted to such company pursuant to Section 8(c) of the Fourth LLC Agreement and that have executed this Agreement as required by Section 8(c)(ii) thereof and Section 5.3(b) hereof.

“Holder Indemnified Parties” shall have the meaning set forth in Section 4.6(b).

“Holder Shares” shall mean the shares of Common Stock issued and registered in the name of a Holder (or its nominee) on any Delivery Date pursuant to the Redemption Option or the Put Option and any shares of Common Stock or other securities issued in respect of or into which such shares of Common Stock shall be converted in connection with any stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations on or after such Delivery Date.

“Indemnified Party” shall mean any Company Indemnified Party, the Holder Indemnified Parties or Underwriter Indemnified Party, as the context may require.

“Indemnifying Party” shall have the meaning set forth in Section 4.7.

“Investment Manager” shall have the meaning set forth in the Recitals.

“Last Option Date” means the Delivery Date for Common Stock issued pursuant to an exercise of the Redemption Option or the Put Option (if any) after which neither the Redemption Option nor the Put Option is exercisable pursuant to its terms (e.g., because all Preferred Interests have been repurchased under the Fourth LLC Agreement or Amended Contribution Agreement or are otherwise no longer beneficially owned by a Holder).

“Majority in Interest of the Holders” means Holders of more than 50% of Registrable Securities then outstanding (or, as the context may require, prior to the initial Delivery Date, Members of AT&T Mobility holding Preferred Interests that would represent, upon delivery in connection with a Put Option or Redemption Option, as the case may be, a Majority in Interest of the Holders).

“Market Value” shall mean, as of any date, the average of the daily closing prices per share of Common Stock during the regular trading sessions on the NYSE (or on the principal securities exchange or interdealer quotation system on which Common Stock is then listed or quoted) for each of the 20 full trading days immediately preceding (but not including) such date.

“Non-Shelf Extension Period” shall have the meaning set forth in Section 4.1(a)(vii).

“Non-Shelf Factor” shall have the meaning set forth in Section 4.1(a)(vii).

“Non-Shelf Notice” shall have the meaning set forth in Section 4.1(a)(vi).

“Non-WKSI Extension Period” shall have the meaning set forth in Section 4.1 (a)(iii).

“Non-WKSI Factor” shall have the meaning set forth in Section 4.1(a)(iii).

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, or with respect to any trust, such trust’s indenture, each in its currently effective form as amended from time to time.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Interests” shall have the meaning set forth in the Recitals.

“Put Option” has the meaning set forth in the Recitals, as the same may be amended from time to time.

“Redemption Option” has the meaning set forth in the Recitals, as the same may be amended from time to time.

“Registrable Shares” shall mean, at any time, the Holder Shares that are then registered in the name of a Holder (or its nominee) and Beneficially Owned by such Holder. For the avoidance of doubt, the Registrable Shares shall not include any Preferred Interests or any rights of the Trust under the Contribution Agreement, including any right to receive Common Stock thereunder.

“Registration Period” means the period from the first Delivery Date (if any) to but excluding the Termination Date.

“Registration Trigger” shall have the meaning set forth in Section 4.1(a)(i).

“Renewal Shelf Registration Statement” shall have the meaning set forth in Section 4.1(a)(v).

“Repurchase Period” shall mean the 90 day period that begins on the date of the receipt by AT&T of written notice from the Holder (or Holders) with respect to its (or their) option under Section 4.1(a)(iv), 4.1(a)(viii), 4.1(e)(ii), or 4.10 of this Agreement.

“Restricted Share Repurchases” means repurchases of Common Stock by AT&T pursuant to, and in accordance with: (a) any publicly announced, broad-based share repurchase programs; (b) any accelerated share repurchase programs or similar structured repurchase programs; or (c) any issuer tender offers conducted by AT&T as issuer. For purposes of clarity, Restricted Share Repurchases shall not include, among other things: (x) any privately-negotiated repurchases; or (y) any repurchases or deemed repurchases pursuant to equity plans or equity awards issued by AT&T.

“S-3 Eligible” shall have the meaning set forth in Section 4.1(c).

“Sale Window” shall mean the period of time (a) beginning 24 hours following the filing or furnishing of AT&T’s quarterly or annual earnings release on Form 8-K (or any successor form) with the SEC for the most recently completed fiscal quarter or fiscal year, as the case may be, and (b) ending at 5:00 p.m. ET on the 30th calendar day following the filing or furnishing of AT&T’s quarterly or annual earnings release on Form 8-K (or any successor form, or, in the event such earnings release is not released, the Form 10-K or 10-Q, as applicable) with the SEC for the most recently completed fiscal quarter or fiscal year; provided that any Sale Window may be extended or supplemented with AT&T’s prior written consent.

“SEC” shall mean the United States Securities and Exchange Commission or any relevant successor agency.

“Second LLC Agreement” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean the United States Securities Act of 1933, as it may be amended from time to time, and the relevant rules and regulations promulgated by the SEC from time to time thereunder.

“Shelf Takedown” shall have the meaning set forth in Section 4.1(b).

“Subsidiary” shall mean, with respect to any Person, any other entity (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are owned or controlled, directly or indirectly, by such Person, (ii) whose business and policies such Person has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“Termination Date” shall have the meaning set forth in Section 4.3.

“Third LLC Agreement” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of spin-off, hedging or derivative transactions (including by way of any short sale by another person in connection therewith) or otherwise.

“Trust Agreement” shall mean the amended and restated SBC Master Pension Trust dated February 1, 2012, as the same may be amended from time to time.

“Trust” shall have the meaning set forth in the Preamble.

“Trustee” shall mean JPMorgan Chase Bank, N.A. and shall include any successor trustee for the AT&T Plan and Trust.

“Unavailable S-3” shall have the meaning set forth in Section 4.1(a)(vi).

“Underwriter Indemnified Party” shall have the meaning set forth in Section 4.6(b).

“Underwritten Offering” shall mean any fixed-price firm-commitment underwritten offering.

“WKSI” shall mean a “well-known seasoned issuer” as such term is defined in Rule 405 promulgated under the Securities Act.

“WKSI Extension Period” shall have the meaning set forth in Section 4.1(a)(ii).

“WKSI Factor” shall have the meaning set forth in Section 4.1(a)(ii).

Section 1.2        Other Definitional Provisions. Unless the express context otherwise requires:

(a)        the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)        the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)        any reference herein to “Dollars” and “$” are to United States Dollars;

(d)        any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

(e)        wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)        references herein to any gender includes the other gender;

(g)        unless otherwise specified, any law, rule or statute defined or referred to herein means such law, rule or statute (including any successor thereto) as it may be amended from time to time; and

(h)        unless the context otherwise indicates, all rights of the Trust under this Agreement shall be exercised, and all actions to be taken by it hereunder shall be performed or taken on its behalf by the Investment Manager. The obligations of the Trust hereunder shall be binding upon the Trustee, not personally but solely in its capacity as directed trustee of the SBC Master Pension Trust, in which the AT&T Plan is a participating plan. All notices to the Trust shall be deemed delivered if so delivered to the Investment Manager, and AT&T may rely on any and all actions taken by the Investment Manager as if taken by the Trust. In the event of the termination or resignation of the Investment Manager, Section 17 of the Amended Contribution Agreement shall apply to this Agreement mutatis mutandis.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1        Representations and Warranties of AT&T. AT&T represents and warrants to the Holders as of the date hereof that:

(a)        AT&T is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        AT&T has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by AT&T of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of AT&T. This Agreement has been duly executed and delivered by AT&T and, assuming the due authorization, execution and delivery of this Agreement by a Holder (and, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager), constitutes the legal, valid and binding obligation of AT&T, enforceable against AT&T in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c)        The execution and delivery of this Agreement by AT&T and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of AT&T, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of AT&T (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon AT&T, or (iii) conflict with, breach or violate any law applicable to AT&T or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair the ability of AT&T to perform its obligations under this Agreement.

Section 2.2        Representations and Warranties of the Investment Manager. The Investment Manager represents and warrants to AT&T as of the date hereof that Brock Fiduciary Services LLC has been duly appointed and is serving as the Investment Manager for the Trust and, in that capacity, acknowledges and affirms its statements in Section 3 of the Amended Contribution Agreement.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1        Transfer Restrictions.

(a)        A Holder shall not (and, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager shall not cause the Trust to) make any Transfer of any Holder Shares other than in accordance with this Agreement. No Transfer of Holder Shares in violation of this Agreement, including Article III hereof, or in violation of any restrictive legends (or comparable notations or other arrangements contemplated hereby), shall be made or recorded on the books and records of AT&T or its transfer agent and any such Transfer shall be void and of no effect. Upon completion of any Transfer of any Holder Shares, the Holder (or the Investment Manager on behalf of the Trust) shall notify AT&T and its transfer agent in writing of the number of Holder Shares so Transferred. The parties acknowledge and agree that the Investment Manager may direct the Trustee to enter into any agreements, incur reasonable costs on behalf of the Trust, or pledge or hypothecate assets of the Trust (except for the Preferred Interests or Holder Shares) in order to carry out interest rate and credit defaults swap transactions, and that any such transactions shall not be deemed to be a Transfer (either direct or indirect) of the Preferred Interests or the Holder Shares. Notwithstanding the foregoing, under no circumstances shall any Holder engage in hedging of, or any derivative transaction with respect to, any securities issued by AT&T (which, for the avoidance of doubt, shall not include the Preferred Interests).

(b)        No Holder Shares shall be Transferred except pursuant to an effective registration statement under the Securities Act as provided in this Agreement or in compliance with an available exemption from the registration requirements of the Securities Act, and in each case in compliance with the registration requirements of (or any available exemptions from) any applicable state or other securities laws. In addition, except for any Transfer during a Sales Window (i) pursuant to an Underwritten Offering or (ii) pursuant to any other fixed-price offering (including any such offering not being made pursuant to an effective registration statement), in each case, in compliance with the provisions of this Agreement, no Transfer shall be part of a transaction that, in the reasonable judgment of AT&T, would be a “distribution” within the meaning of Regulation M under the Exchange Act without AT&T’s prior written consent.

Section 3.2        Legends on Holder Shares; Securities Act Compliance.

(a)        Each share certificate representing Holder Shares shall bear the following or substantially similar legends (and comparable notations or other arrangements will be reflected in the books and records of AT&T or its transfer agent with respect to any uncertificated Holder Shares):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER (AND ONLY AFTER THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 30, 2013, A COPY OF WHICH MAY BE INSPECTED AT OR OBTAINED FROM THE PRINCIPAL OFFICE OF ISSUER WITHOUT CHARGE.”

(b)        Any Holder (or, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager) agrees that it will, in connection with a proposed Transfer and if requested by AT&T, deliver (at such Holder’s expense) to AT&T such customary certificates and other documents (which may include an opinion of reputable U.S. counsel selected by such Holder and reasonably acceptable to AT&T), in form and substance reasonably satisfactory to

AT&T, confirming that any Transfer made other than pursuant to an effective registration statement as provided herein does not require registration under the Securities Act.

(c)        In connection with any Transfer of Holder Shares pursuant to an effective registration statement as provided herein, AT&T shall remove (or cause to be removed) the legend (or comparable notations or other arrangements) referenced in Section 3.2(a) with regard to such Holder Shares. In connection with any proposed Transfer of Holder Shares pursuant to Rule 144 under the Securities Act as provided herein, AT&T shall remove (or cause to be removed) the legend (or comparable notations or other arrangements) referenced in Section 3.2(a) with regard to such Holder Shares but solely with regard to such proposed Transfer and only when a Holder (or, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager) has delivered (at such Holder’s expense) to AT&T such customary certificates and other documents (which may include an opinion of reputable U.S. counsel selected by such Holder and reasonably acceptable to AT&T), in form and substance reasonably satisfactory to AT&T, confirming that such proposed Transfer will comply with Rule 144 (including all of the applicable requirements thereof) and the provisions of this Agreement.

(d)        At all times during the Registration Period, AT&T will use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about AT&T.

(e)        In connection with any proposed Transfer of Holder Shares pursuant to Rule 144 under the Securities Act, a Holder shall give notice of any such proposed Transfer at least five (5) Business Days prior to the commencement of the proposed Transfer (a “144 Notice”). A 144 Notice shall specify (i) the date on which such Holder proposes to commence Transfers pursuant to Rule 144; (ii) the maximum number of Holder Shares to be disposed of in any such Transfers; and (iii) the expected completion date of such Transfers. Any such Holder agrees that it may Transfer its Holder Shares pursuant to Rule 144 only during a Sale Window and may not make any such Transfer after the expected completion date specified in the related 144 Notice (without AT&T’s prior written consent). Upon completion or other termination of Transfers of Holder Shares contemplated in a 144 Notice, any such Holder shall promptly deliver written notice to AT&T of such completion or other termination of all such Transfers pursuant to Rule 144. For the avoidance of doubt, any Transfers by a Holder pursuant to Rule 144 (or other appropriate exemption under the securities laws) shall not be deemed a Demand Request or Shelf Takedown pursuant to Section 4.1(b), and shall not count as one of the four Demand Requests permitted pursuant to Section 4.1(b).

(f)        At any time following receipt of a 144 Notice, AT&T may deliver notice of a Blackout Period as set forth in Section 4.1(e) hereof to the requesting Holder(s), upon which such Holder(s) shall be prohibited from making any Transfers of Holder Shares pursuant to Rule 144 (or otherwise) during such Blackout Period (it being understood that any such notice of a Blackout Period shall count as one of the two blackouts permitted by Section 4.1(e)).

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1        Registration Statement.

(a)        (i)        Following the first delivery of Holder Shares pursuant to the terms of the Fourth LLC Agreement or Amended Contribution Agreement (the “Registration Trigger”), AT&T shall use its reasonable best efforts to file (A) a registration statement with the SEC (a “Shelf Registration Statement”) on Form S-3, if AT&T is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3 or its successor form) (“S-3 Eligible”), or (B) any other appropriate form under the Securities Act for the type of offering contemplated by the Holders, if AT&T is not then S-3 Eligible (a “Non-Shelf Registration Statement”). Such Shelf Registration Statement shall provide for sales of Registrable Shares on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act to the extent permitted under applicable law.

(ii)        For so long as AT&T remains a WKSI and S-3 Eligible, AT&T shall have the obligation to file such Shelf Registration Statement within 30 days following the Registration Trigger, and to use its reasonable best efforts to cause such Shelf Registration Statement to become automatically effective and (subject to continuing eligibility) to remain effective for a period of three (3) years (subject to AT&T’s obligations under Section 4.1(a)(iv) with respect to any Renewal Registration Statement). If in this event the Shelf Registration Statement has not been filed and become effective on or before such 30th day following the Registration Trigger, AT&T shall pay to the Holders damages (a “Registration Fee”) in a cash amount per annum equal to (A) (x) 7.0% of the Market Value of the Registrable Securities outstanding on such 30th day (calculated as of the first Business Day after such 30th day) multiplied by (y) a fraction (the “WKSI Factor”), the numerator of which shall equal the number of days during the period beginning on (and including) the day after such 30th day and ending on (but excluding) the first day on which the registration statement has been filed (a “WKSI Extension Period”) and the denominator of which shall be 365 less (B) any dividends actually paid to the Holders on such Registrable Securities for which the record date is during the WKSI Extension Period multiplied by the WKSI Factor; provided, that such Registration Fee shall not be less than zero. Such Registration Fee shall be due and payable in installments on either (as applicable) (1) the final Business Day of each fiscal quarter of AT&T during the WKSI Extension Period (under circumstances where the WKSI Extension Period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after the Shelf Registration Statement is filed (thereby terminating the WKSI Extension Period), in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the WKSI Extension Period, as applicable. If there are multiple Holders at the time of payment of such Registration Fee is payable under this Section 4(a)(ii) or Sections 4(a)(iii), (iv), (vii) or (viii) below, the Registration Fee shall be payable to the Holders pro rata based on the number of Registrable Securities held by such Holders.

(iii)        In the event AT&T is not a WKSI but is S-3 Eligible at the Registration Trigger, AT&T shall use its reasonable best efforts to cause the Shelf Registration Statement to be filed and to become effective within 75 days after the Registration Trigger and (subject to continuing eligibility) to remain effective for a period of three (3) years (subject to AT&T’s obligations under Section 4.1(a)(iv) with respect to any Renewal Registration Statement). If in this event the Shelf Registration Statement has not been filed and become effective on or before such 75th day following the Registration Trigger, AT&T shall pay to the Holders a Registration Fee in a cash amount per annum equal to (A) (x) 7.0% of the Market Value of the Registrable Securities outstanding on such 75th day (calculated as of the first Business Day after such 75th day) multiplied by (y) a fraction (the “Non-WKSI Factor”), the numerator of which shall equal the number of days during the period beginning on (and including) the day after such 75th day and ending on (but excluding) the first day on which the registration statement has been filed and becomes effective (a “Non-WKSI Extension Period”), and the denominator of which shall be 365 less (B) any dividends actually paid to the Holders on such Registrable Securities for which the record date is during the Non-WKSI Extension Period multiplied by the Non-WKSI Factor; provided, that such Registration Fee shall not be less than zero. Such Registration Fee shall be due and payable in installments on either (as applicable) (1) the final Business Day of each fiscal quarter of AT&T during the Non-WKSI Extension Period (under circumstances where the Non-WKSI Extension Period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after the Shelf Registration Statement is declared effective (thereby terminating the Non-WKSI Extension Period), in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Non-WKSI Extension Period, as applicable.

(iv)        If, on or before the 180th day following a Registration Trigger and AT&T is S-3 Eligible on such 180th day, AT&T has not filed and caused a Shelf Registration Statement to become effective for the sale of the Registrable Securities, at the option of Majority in Interest of the Holders, made pursuant to written notice to AT&T, either (A) each Holder will continue to receive its pro rata portion of the Registration Fee as provided in Section 4.1(a)(ii) or (iii), as applicable, or (B) AT&T will be restricted from declaring any dividends on or from making any Restricted Share Repurchases; provided that during the Repurchase Period, AT&T and AT&T Mobility may at their sole option repurchase from each Holder such Registrable Securities at a purchase price equal to the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of the written notice by the Majority in Interest of the Holders. The Registration Fee will continue to accrue during, and be payable to any such Holder with respect to, the Repurchase Period. Such Registration Fee shall be due and payable in installments, as applicable, on either (1) the final Business Day of each fiscal quarter of AT&T during the Repurchase Period (under circumstances where such period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after either (i) the end of the Repurchase Period, or (ii) the repurchase of the Registrable Securities is completed, in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Repurchase Period, as applicable.

(v)        Upon expiration of any Shelf Registration Statement, in the event that (A) the Termination Date has not occurred and (B) any Holders beneficially own any outstanding Holder Shares or Preferred Interests representing Common Stock with an aggregate Market Value at such time of not less than $500 million, AT&T shall use its reasonable best efforts to file a renewal Shelf Registration Statement (a “Renewal Shelf Registration Statement”) prior to the expiration date (the “Expiration Date”) of such Shelf Registration Statement pursuant to Rule 415 promulgated under the Securities Act (or any relevant successor provision), on the same terms and conditions as provided in Section 4.1(a)(i) - (iv) hereof, it being understood that for purposes of this Section 4.1(v), references to the Registration Trigger in Sections 4.1(a)(i) - (iv) shall refer to the Expiration Date (including, without limitation, for purposes of the payment of any Registration Fee).

(vi)        If, following the effectiveness of any Shelf Registration Statement, such Shelf Registration Statement becomes unavailable for sales of Holder Shares (other than pursuant to a permitted Blackout Period pursuant to Section 4.1(e)) due to AT&T no longer being S-3 Eligible or as a result of a stop order with respect to such Shelf Registration Statement (an “Unavailable S-3”), AT&T shall comply with the provisions of this Section 4.1(a)(vi). In the event AT&T is not S-3 Eligible at the Registration Trigger, or, following the effectiveness of a Shelf Registration Statement such Shelf Registration Statement becomes an Unavailable S-3, subject to the provisions hereof (including Section 4.1(b)(ii)), AT&T shall not be obligated to file any registration statement on Form S-1 or any successor form until such time as a Majority in Interest of the Holders deliver a written notice (a “Non-Shelf Notice”) of their intention to make a public offering of all or a portion of the Registrable Securities held by such requesting Holders. AT&T shall use its reasonable best efforts to file a Non-Shelf Registration Statement within 30 days of receipt of such notice and use its reasonable best efforts to cause such Non-Shelf Registration Statement to be declared effective by the SEC within 75 days of receipt of such notice. The parties agree that AT&T shall not request effectiveness of the Non-Shelf Registration Statement without first consulting with the requesting Holders and the underwriters (if any) as to the expected timing of the Non-Shelf Offering (it being understood that if on the 75th day following receipt of the Non-Shelf Notice all other conditions and requirements for the Non-Shelf Registration Statement to be declared effective have been meet (including the clearance of any SEC comments) and the requesting Holders and/or underwriters (if any) advise AT&T that it would be advisable to delay the effectiveness of such Non-Shelf Registration Statement, AT&T shall not be required to pay the Registration Fee with respect to such Non-Shelf Registration Statement); provided, that in no circumstances will AT&T be obligated to request the acceleration of such Non-Shelf Registration Statement more than 20 calendar days after such 75th day following receipt of such notice. The requesting Holders shall commence a Non-Shelf Offering of the Registrable Shares subject to the notice provided in this Section 4.1(a)(vi) held by the requesting Holders as soon as reasonably practicable following the effectiveness of the Non-Shelf Registration Statement, but in no event within three Business Days of the effectiveness of the Non-Shelf Registration Statement.

(vii)        If in the event the Non-Shelf Registration Statement has not been filed and become effective on or before such 75th day following receipt of such Non-

Shelf Notice (subject to the limitations set forth in Section 4.1(a)(vi)), AT&T shall pay to the requesting Holders a Registration Fee in a cash amount per annum equal to (A) (x) 7.0% of the Market Value of the Registrable Securities outstanding on such 75th day (calculated as of the first Business Day after such 75th day) multiplied by (y) a fraction (the “Non-Shelf Factor”), the numerator of which shall equal the number of days during the period beginning on (and including) the day after such 75th day and ending on (but excluding) the first day on which the registration statement has been filed and becomes effective (a “Non-Shelf Extension Period”), and the denominator of which shall be 365 less (B) any dividends actually paid to the Holder on such Registrable Securities for which the record date is during the Non-Shelf Extension Period multiplied by the Non-Shelf Factor; provided, that the such Registration Fee shall not be less than zero. Such Registration Fee shall be due and payable in installments on either (as applicable) (1) the final Business Day of each fiscal quarter of AT&T during the Non-Shelf Extension Period (under circumstances where the Shelf Extension Period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after the Non-Shelf Registration Statement is declared effective (thereby terminating the Non-Shelf Extension Period), in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Non-Shelf Extension Period, as applicable.

(viii)        If, on or before the 180th day following the delivery of a Non-Shelf Notice, AT&T has not filed and caused an appropriate registration statement to become effective for the sale of the Registrable Securities, at the option of a Majority in Interest of the Holders made pursuant to written notice to AT&T, either (A) the Holders will continue to receive the Registration Fee as provided in Section 4.1(a)(vii) or (B) AT&T will be restricted from declaring any dividends on or from making any Restricted Share Repurchases; provided that during the Repurchase Period, AT&T and AT&T Mobility may at their sole option repurchase such Registrable Securities from the Holders at a purchase price equal to the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of the written notice by the Majority in Interest of the Holders. The Registration Fee will continue to accrue during, and be payable to such Holders with respect to, the Repurchase Period. Such Registration Fee shall be due and payable in installments, as applicable, on either (1) the final Business Day of each fiscal quarter of AT&T during the Repurchase Period (under circumstances where such period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after either (i) the end of the Repurchase Period, or (ii) the repurchase of the Registrable Securities is completed, in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Repurchase Period, as applicable.

(b)        (i)         Subject to the terms of this Section 4.1 and Section 4.9 hereof, during the period of time when any Shelf Registration Statement is effective, a Majority in Interest of the Holders shall have the right to deliver a demand (a “Demand Request”) to sell Registrable Shares pursuant to the Shelf Registration Statement (a “Shelf TakeDown”). Each Demand Request shall specify in writing the (A) aggregate amount of Registrable Shares to be sold, (B) the intended method or methods of distribution thereof (which shall comply with the requirements of the Securities Act and all other applicable securities laws), and (C) the proposed date when offers of such Registrable Shares are to commence and the proposed date when sales and deliveries of such shares are to be completed, provided that, for each such offering, all such offers, sales and deliveries must occur during an available Sale Window and during a period not to exceed ten Business Days (it being understood that such ten Business Day period shall commence upon the initial offer being made in connection with any such Shelf TakeDown).

(ii)        Subject to the terms of this Section 4.1 and Section 4.9 hereof, solely during the period of time when AT&T is not S-3 Eligible (including, without limitation, upon the expiration of the 180-day period referred to in Section 4.1(a)(iv)) or when there exists an Unavailable S-3, a Majority in Interest of the Holders shall have the right to deliver a Non-Shelf Notice to sell Registrable Shares pursuant to a Non-Shelf Registration Statement (a “Non-Shelf Offering”). Each Non-Shelf Notice shall specify in writing the (A) aggregate amount of Registrable Shares to be sold, (B) the intended method or methods of distribution thereof (which shall comply with the requirements of the Securities Act and all other applicable securities laws), and (C) the proposed date when offers of such Registrable Shares are to commence and the proposed date when sales and deliveries of such shares are to be completed, provided that, for each such offering, all such offers, sales and deliveries must occur during an available Sale Window and during a period not to exceed ten Business Days (it being understood that such ten Business Day period shall commence upon the initial offer being made in connection with any such Non-Shelf Offering).

(c)        Notwithstanding anything to the contrary set forth in Section 4.1(a) or (b), AT&T shall not be obligated to effect a Shelf Takedown pursuant to a Demand Request or effect a Non-Shelf Offering (if applicable):

(i)        in the case of a Shelf Takedown unless the Demand Request is received by AT&T not more than 30 Business Days and not less than 15 Business Days before the requested date of commencement of such offering;

(ii)        more than four times in any 12-month period; and

(iii)        unless the Registrable Shares to be included in such Shelf Takedown or other public offering have an aggregate Market Value of at least $500 million calculated as of the second Business Day prior to the date such request for registration is delivered to AT&T (it being understood that any Transfers other than pursuant to a Shelf Takedown or other public offering shall not be subject to this Section 4.1(c)(iii), including without limitation Transfers pursuant to Rule 144).

(d)        Any Demand Request or Non-Shelf Notice may be revoked by notice from the requesting Holders to AT&T prior to the commencement of any offers of Registrable Shares in a Shelf Takedown or Non-Shelf Offering, as the case may be; provided that such revoked Demand Request or Non-Shelf Notice shall (unless such revocation is due to any registration statement becoming unavailable for Transfers of Holder Shares pursuant to a stop order suspending the effectiveness of the registration statement or otherwise through no fault of the requesting Holders) count as one Shelf Takedown pursuant to a Demand Request or Non-Shelf Offering following a Non-Shelf Notice for the purpose of the limitation in Section 4.1(c)(ii) unless AT&T waives such request and as promptly as reasonably practicable is reimbursed for all reasonable out-of-pocket expenses (including fees of outside counsel and accountants and other expenses incurred in connection with such Demand Request) incurred by AT&T relating to the Shelf Takedown requested pursuant to such revoked Demand Request.

(e)        (i)        Notwithstanding anything in this Agreement to the contrary, AT&T shall be entitled, in its sole discretion for any reason or no reason, to postpone and delay the filing, effectiveness or use of any registration statement for a period of time (a “Blackout Period”), and during each Blackout Period the Holders shall not make (or permit to be made on their behalf) any offers or sales of Registrable Shares, whether in a Shelf Takedown, a Non-Shelf Offering, pursuant to Rule 144 or in any other transaction, provided, however, that AT&T may not impose more than two Blackout Periods in any 12-month period, and such Blackout Periods may not exceed 60 days in the aggregate; provided, however, that AT&T shall give written notice to the Holders of its determination to impose a Blackout Period, in which case any requesting Holders shall be entitled to cancel any pending Demand Request or Non-Shelf Notice that has been made but not yet effected without such Demand Request or Non-Shelf Notice counting as one of the Demand Requests or Non-Shelf Notices referred to in Section 4.1(b). Upon notice by AT&T to the Holders of any such determination, the Holders shall, except as required by applicable law, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any and all transfers of Holder Shares (whether pursuant to a Shelf Registration Statement, a Non-Shelf Offering, Rule 144 or otherwise) for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AT&T), and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AT&T) and, if so directed by AT&T, shall deliver to AT&T any copies then in its possession of any such prospectus or prospectus supplement. Notwithstanding anything to the contrary in this Agreement, if, upon commencement of a Shelf Takedown or Non-Shelf Offering, AT&T determines, without the agreement of a Majority in Interest of the requesting Holders, to cause such offering to be suspended or halted, such action by AT&T shall be counted as one of the two Blackout Periods permitted pursuant to this Section 4.1(b), and AT&T shall promptly reimburse such requesting Holders all of such Holders’ reasonable, out-of-pocket expenses incurred with respect to such suspended or halted offering.

(ii)        The failure of AT&T to file or furnish its earnings release or its Form 10-K or Form 10-Q (as contemplated in the definition of “Sale Window”), as applicable and after giving effect to any permitted extension provided in Rule 12b-25 under the Exchange Act, within the period of time required for such filings pursuant to SEC rules and regulations, shall be deemed a “Blackout Period” for purposes of Section 4.1(e)(i), and shall count as one of the two Blackout Periods afforded AT&T pursuant to Section 4.1(e)(i). The 60-day Blackout Period referred to in Section 4.1(e)(i) shall commence on the first Business Day following the final date that a Form 10-K or Form 10-Q, as applicable, would have otherwise been required to be filed by AT&T pursuant to

SEC rules and regulations in order for such filing to be “timely” under the Exchange Act (including without limitation Rule 12b-25 under the Exchange Act). If (1) the 60-day Blackout Period referred to in Section 4.1(e)(i) expires (whether such days are consecutive or not), and at the expiration of such date AT&T is not “timely” with respect to its reporting requirements under the Exchange Act, or (2) if a commencement of a Blackout Period beyond the two Blackout Periods afforded to AT&T pursuant to Section 4.1(e)(i) is triggered pursuant to this Section 4.1(e)(i), then at the option of a Majority in Interest of the Holders made pursuant to written notice to AT&T, either (A) the Holders will receive the Registration Fee as provided in Section 4.1(a)(ii), or (B) AT&T will be restricted from declaring any dividends on or from making any Restricted Share Repurchases, provided that during the Repurchase Period, AT&T and AT&T Mobility may at their sole option repurchase from any Holder the Registrable Securities at a purchase price equal to the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of the written notice by the Majority in Interest of the Holders. The Registration Fee will continue to accrue during, and be payable to each Holder with respect to, the Repurchase Period. Such Registration Fee shall be due and payable in installments on either (as applicable) (1) the final Business Day of each fiscal quarter of AT&T during the Repurchase Period (under circumstances where such period is ongoing following the completion of such fiscal quarter) or (2) on the Business Day after either (i) the end of the Repurchase Period, or (ii) the repurchase of the Registrable Securities is completed, in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Repurchase Period, as applicable.

(f)        In connection with any Underwritten Offering, the managing underwriter for such offering shall be selected by a Majority in Interest of the requesting Holders and reasonably acceptable to AT&T; provided that such managing underwriter shall be a nationally recognized investment banking firm.

(g)        Nothing in this Article IV shall affect, supersede or otherwise modify any of the restrictions on Transfer set forth in Article III or any other provision of this Agreement.

Section 4.2        Reserved.

Section 4.3        Termination of Registration Obligation. The obligation of AT&T to register Registrable Shares and maintain the effectiveness of any registration statement pursuant to this Article IV shall terminate on the third anniversary of the Last Option Date (such date on which such obligation terminates pursuant to the prior sentence is herein referred to as the “Termination Date”).

Section 4.4    Registration Procedures.

(a)        In connection with each registration statement prepared pursuant to this Article IV pursuant to which Registrable Shares will be offered and sold and subject to Section 4.9 hereof, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, but in each case subject to the limitations and other provisions of this Agreement (including the provisions of Section 4.1(a) regarding a registration relating to a Demand Request), AT&T shall:

(i)        use its reasonable best efforts to prepare and file with the SEC a registration statement on an appropriate registration form of the SEC (including, without limitation, a registration statement on Form S-1 if AT&T is not then S-3 Eligible) and cause such registration statement to become effective under the Securities Act promptly after (or, as applicable, simultaneously with) the filing thereof, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, AT&T shall furnish to the underwriters, if any, and counsel selected by a Majority in Interest of the Holders draft copies of all such documents proposed to be filed at least five Business Days prior to such filing, which documents will be subject to the reasonable review and comment of the Investment Manager (so long as the Trust is a Holder), counsel to, and other agents of, the Holders, and representatives and the underwriters, if any, and AT&T shall not file any amendment or supplement to a Shelf Registration Statement filed pursuant to Section 4.1(a) to which a Majority in Interest of the Holders or the underwriters, if any, shall reasonably object;

(ii)        use its reasonable best efforts to furnish without charge to the Holders and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by a Majority in Interest of the Holders or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Holders or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Holders (AT&T hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

(iii)        (A) in the case of a registration statement on Form S-3, use its reasonable best efforts to keep such registration statement effective until the Expiration Date (or such shorter period as shall terminate when all of the securities covered by the registration statement have been disposed or withdrawn) in accordance with the provisions of Form S-3 or any successor form, and (B) in the case of an appropriate registration statement other than Form S-3, use its reasonable best efforts to keep such registration statement effective until the conclusion of sales of Registrable Securities pursuant to such registration statement but not longer than 90 days (the “Effective Period”), and prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period (including, without limitation, any supplements or post-effective amendments to add additional Registrable Shares to an existing registration statement) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv)        use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Holders or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall AT&T be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this paragraph (iv);

(v)        use its reasonable best efforts to cause all Registrable Shares covered by such registration statement to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted (including, without limitation, filing one or more supplemental listing applications with the NYSE upon the delivery of Holder Shares to the Holders);

(vi)        use its reasonable best efforts to promptly notify the Holders and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by AT&T of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)        during the Effective Period, use its reasonable best efforts to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction at the earliest date reasonably practicable;

(viii)        use its reasonable best efforts to deliver promptly to the managing underwriters, if any, copies of all correspondence between the SEC and AT&T, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR);

(ix)        use its reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x)        use its reasonable best efforts to cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the registration statement in a form eligible for deposit with The Depository Trust Corporation not bearing any restrictive legends (other than as required by The Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of the Holders, in each case at least two Business Days prior to any sale of Registrable Shares;

(xi)        in the case of an Underwritten Offering, use its reasonable best efforts to enter into an underwriting agreement customary in form and substance (taking into account AT&T’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement;

(xii)        in the case of an Underwritten Offering, use its reasonable best efforts to obtain an opinion from AT&T’s counsel and a “cold comfort” letter from AT&T’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of AT&T or of any business acquired by AT&T for which financial statements and financial data is, or is required to be, included in the registration statement) addressed to the underwriters (if any) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii)        in the case of an Underwritten Offering, use its reasonable best efforts to provide to counsel to the Holders and to the managing underwriters, and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv)        otherwise use its reasonable best efforts to assist the Holders in effecting sales of Registrable Shares (including, without limitation, making AT&T’s management available as reasonably deemed necessary or prudent by the underwriters in connection with any Underwritten Offering); and

(xv)        otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange.

It is understood and agreed that references in this Section 4.4 to any managing underwriter or underwriter mean the persons acting as such in an Underwritten Offering of Registrable Shares, and AT&T shall have no obligations under this Section 4.4 with regard to any managing underwriter or underwriter (or other intermediary) except in such an offering.

(b)        In the event that AT&T would be required, pursuant to Section 4.4(a)(vi), to notify the requesting Holders or the managing underwriter or underwriters of the happening of any event specified therein, AT&T shall, subject to Section 4.4(a)(vi), as promptly as practicable, prepare and furnish to the requesting Holders and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall comply as to form in all material respects, and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The requesting Holders (and, in the case where the Trust is a requesting Holder), the Investment Manager) agrees that, upon receipt of any notice from AT&T pursuant to Section 4.4(a)(vi), it shall, and shall use its reasonable best efforts to cooperate with AT&T to, cause any sales or placement agent or agents for the Registrable Shares and the underwriters to forthwith discontinue disposition of the Registrable Shares until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by AT&T, to destroy all physical copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after the Holder’s receipt of such notice.

(c)        Each Holder (or in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager) shall furnish to AT&T in writing such information regarding such Holder and its intended method of distribution of the Registrable Shares as AT&T may from time to time reasonably request in writing in order for AT&T to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. If any Holder (or Investment Manager on behalf of the Trust as a Holder, as applicable) fails to provide the requested information within 15 Business Days of the receipt of such request, AT&T shall be entitled to refuse to register the Registrable Shares in the applicable registration statement or to effect a Shelf Takedown or Non-Shelf Offering, as the case may be. Each Holder (or Investment Manager on behalf of the Trust as a Holder, as applicable) shall notify AT&T as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder (or Investment Manager) to AT&T or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to AT&T any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)        (i)        If requested by the managing underwriter for an Underwritten Offering (primary or secondary) of any equity securities of AT&T and the Holders have not then delivered a Demand Request, the Holders (or Investment Manager, on behalf of the Trust if then a Holder) agrees not to effect any Transfer of any Registrable Shares, including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of AT&T (in each case, other than as part of such Underwritten Offering) during the ten days prior to, and during the 30-day period (or such longer or shorter period as the Holders agree with the underwriters of such offering) beginning on the consummation of such Underwritten Offering. In connection with any such Underwritten Offering, AT&T shall use its reasonable best efforts to cause AT&T’s executive officers and directors to agree to not effect any such Transfers for the same period of time as the Holders.

(ii)        Without limiting Section 4.1(d)(i), AT&T hereby agrees that if it shall previously have received a Demand Request pursuant to Section 4.1 for a Shelf Takedown Registrable Shares or a Non-Shelf Notice for a Non-Shelf Offering of Registrable Shares in an Underwritten Offering, and if such previous registration shall not have been withdrawn or abandoned, AT&T, if requested by the managing underwriter for such Underwritten Offering, shall not issue, offer or sell any Common Stock, any other equity security of AT&T or any security convertible into or exchangeable for any equity security of AT&T until the earlier of (A) 30 days after the effective date of such registration statement and (B) such time as all of the Registrable Shares covered by such registration statement have been distributed; provided, however, that notwithstanding the foregoing, AT&T may issue, offer or sell Common Stock or such other securities (1) as part of such Underwritten Offering if the managing underwriter for such Underwritten Offering advises AT&T that it may sell shares of Common Stock or such other securities in such Underwritten Offering without materially adversely affecting the marketing or price per share of the Registrable Shares (it being understood that if AT&T is permitted to issue, offer or sell Common Stock or such other securities as part of such Underwritten Offering, the Holder shall not be required to reduce or otherwise have “cut-back” the number of Registrable Shares it offers for sale in such Underwritten Offering), (2) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (3) pursuant to or in connection with any employee benefit or similar plan, (4) to its subsidiaries or affiliates, (5) as part of a transaction under Rule 145 of the Securities Act, (6) in one or more private transactions that would not interfere with the method of distribution contemplated by such registration statement, or (7) if such transfer was publicly announced or agreed to in writing by AT&T prior to the date of the receipt of such Demand Request pursuant to Section 4.1.

(e)        In the case of any Underwritten Offering of shares of Common Stock pursuant to Section 4.1(a), all shares of Common Stock to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement, and no Person may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to AT&T or the underwriter as may be reasonably requested to offer or register such Person’s Common Stock.

(f)        Each Holder (and, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager) agrees that in connection with the foregoing registration procedures, they may receive confidential information from AT&T or its representatives, including draft documentation. Each Holder (and, in the case of the Trust (so long as the Trust remains a Holder), the Investment Manager) agrees to keep confidential and to use only for the purpose of exercising such Holder’s rights under this Agreement, and not in a manner that would be detrimental to AT&T, all Confidential Information. As used herein, “Confidential Information” means any and all information that AT&T or any of its representatives furnish or otherwise make available to the Holders, the Investment Manager (so long as the Trust remains a Holder) or any of their respective representatives, whether oral, written or electronic, together with any reports, memoranda, notes or other written or electronic materials prepared by or for a Holder or the Investment Manager or any of their respective representatives that contain, reflect or are based upon such information, in each case relating to any registration or sale of Registrable Shares or any other matter under this Agreement, and shall also include the fact that any discussions or other actions relating to a sale of Registrable Shares or any other matter under this Agreement has occurred or may occur or that Confidential Information has been or may be provided by AT&T or its employees and advisers (it being understood that such information shall no longer be deemed “Confidential Information” for purposes of this Agreement upon such information becoming publicly available in connection with the commencement or consummation of a sale of Registrable Shares or otherwise). Notwithstanding the foregoing, each of the Holders and the Investment Manager may disclose Confidential Material (i) as required by law; (ii) to those of its employees and advisers who need to know such information for the purpose of assisting each such Holder in exercising its rights under this Agreement, so long as such Person causes such employees and advisers to treat the Confidential Material in a confidential manner and in accordance with the terms hereof (it being understood that each Holder and, as applicable, the Investment Manager will be responsible for any breach of the terms of this Agreement caused by any of their respective employees and advisers); and (iii) to the extent that AT&T gives its prior written consent. Each Holder and, as applicable, the Investment Manager agree to comply, and to cause its respective employees, advisers and other representatives to comply, with the provisions of the U.S. federal securities laws that prohibit trading in securities of AT&T or any related securities while in possession of material, nonpublic information about AT&T or any such securities.

Section 4.5        Registration Expenses. The Holders shall bear all agent fees and commissions, underwriting discounts and commissions and fees and disbursements of its counsel and accountants (if any) in connection with any registration of any Registrable Shares pursuant to Section 4.1, pro rata based on their respective Registrable Securities included in any such registration. AT&T shall bear all other fees and expenses incurred by it in connection with any registration statement pursuant to Section 4.1, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for AT&T (including, without limitation, such fees and expenses incurred by AT&T in connection with any offering contemplated in Section 4.1(d)(ii)(1)). It is agreed that AT&T shall not bear any cost incurred by underwriters or other intermediaries (including any fees of counsel for intermediaries), which shall be borne by the intermediaries.

Section 4.6        Indemnification; Contribution.

(a)        AT&T shall, and it hereby agrees to, indemnify and hold harmless the Holders, the Investment Manager (in its individual capacity and to the extent the Trust is a Holder that has Registrable Securities included in any registration statement) and their respective controlling Persons, if any, and each underwriter and its controlling Persons, if any (collectively, the “Holder Indemnified Parties”), in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such Holder Indemnified Party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of AT&T as provided herein), or actions or proceedings in respect thereof, (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and AT&T shall, and it hereby agrees to, reimburse periodically the Holders, the Investment Manager or any such underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims for themselves or their respective controlling Persons; provided, however, that AT&T shall not be liable to any such Person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon information furnished to AT&T by the Holders, the Investment Manager or any underwriter, or any representative thereof, expressly for use therein, or by a Holder’s failure to furnish AT&T, upon request, with the information with respect to such Holder, or any underwriter or Representative of the Holders, or such Holder’s intended method of distribution, that is the subject of the untrue statement or omission.

(b)        The Holders and the Investment Manager (in its individual capacity and to the extent the Trust is a Holder that has Registrable Securities included in any registration statement) each shall, and hereby agrees to, (i) indemnify and hold harmless AT&T, its directors, its officers who sign the relevant registration statement and its controlling Persons, if any (collectively, the “Company Indemnified Parties”), if any, and each underwriter and its controlling Persons, if any (collectively, “Underwriter Indemnified Parties”), in any offering or sale of Registrable Shares against any Claims to which each such Company Indemnified Party or Underwriter Indemnified Party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case (i) and (ii) only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to AT&T by such Holder or (if applicable) the Investment Manager, as the case may be, or any representative thereof, expressly for use therein, and (ii) reimburse AT&T for any reasonable legal or other out-of-pocket expenses reasonably incurred by AT&T in connection with investigating or defending any such Claim.

(c)        The Holders, the Investment Manager (in its individual capacity and to the extent the Trust is a Holder that has Registrable Securities included in any registration statement) and AT&T agree that if, for any reason, the indemnification provisions contemplated by Section 4.6(a) or 4.6(b) are unavailable to or are insufficient to hold harmless an Indemnified Party in respect of any Claims referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the applicable offering of securities. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 4.6(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits to the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.6(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 4.6(c). The amount paid or payable by an Indemnified Party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 4.7) any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.7        Indemnification Procedures.

(a)        If an Indemnified Party shall desire to assert any claim for indemnification provided for under Section 4.6 in respect of, arising out of or involving a Claim against the Indemnified Party, such Indemnified Party shall notify AT&T, the Holders or the Investment Manager (including with respect to notifying the Trust), as the case may be, as the relevant indemnifying party (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of Damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such Indemnified Party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)        If a Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges without reservation its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with separate counsel (who may be counsel for the Indemnifying Party) selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the Indemnified Party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences, provided that in no event shall the Indemnifying Party be liable for the expenses of more than one separate counsel for all Indemnified Parties with respect to claims arising out of the same or related circumstances. If the Indemnifying Party chooses to defend any Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the

Indemnified Party, so long as such settlement includes (i) an unconditional release of the Indemnified Party from all liability in respect of such Claim, (ii) does not subject the Indemnified Party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

Section 4.8        Repurchase of Shares. Following the second anniversary of any Registration Trigger, AT&T shall have the right in its sole discretion, at any time and from time to time, to repurchase all Registrable Shares then outstanding, in whole but not in part, upon three Business Days’ prior notice to the Holders at a purchase price equal to 110.00% of the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of such notice. Upon delivery of such notice, the Holders shall be obligated to sell and deliver all such Registrable Shares to AT&T, against payment of the purchase price by AT&T, on the third Business Day following delivery of such notice and AT&T’s obligations under this Agreement with respect to such Registrable Shares shall be deemed satisfied, subject to the obligation to pay the purchase price. The parties shall take such actions as are reasonably necessary to complete any such repurchase as provided above (including compliance with all applicable securities laws).

Section 4.9        Right of First Offer. Following receipt of any Demand Request or Non-Shelf Notice, as the case may be, from any Holders, AT&T, in lieu of satisfying its obligations under Section 4.1 hereof, shall have the right (but not the obligation) to purchase for cash all of the Registrable Shares subject to such Demand Request or Non-Shelf Notice, as the case may be, at a price equal to the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of such notice. In order to exercise such right, AT&T shall deliver a written notice to the requesting Holders within five Business Days of receipt of the Demand Request or Non-Shelf Notice stating that AT&T thereby elects to purchase such Registrable Shares and setting forth a date of delivery of such Registrable Shares, which date shall be no later than the third Business Day thereafter. If AT&T delivers such written notice within the specified time and tenders payment for such Registrable Shares by the specified date of delivery, then (i) AT&T shall have no further obligations under Section 4.1 with respect to such Registrable Shares and (ii) AT&T shall in no way be in breach of this Agreement by virtue of its non-compliance with Section 4.1 hereof. The parties shall take such actions as are reasonably necessary to complete any such repurchase as provided above (including compliance with all applicable securities laws).

Section 4.10        Repurchase . If a Shelf Registration Statement is not filed, effective and available for the Holders to sell Registrable Shares during the period commencing on the 180th day prior to the Termination Date through such Termination Date (including, without limitation, due to AT&T imposing multiple Blackout Periods), at the option of a Majority in Interest of the Holders made pursuant to written notice to AT&T, AT&T will be restricted from declaring any dividends on or from making any Restricted Share Repurchases, provided that during the Repurchase Period, AT&T and AT&T Mobility may at their sole option repurchase all such Registrable Securities from all the Holders at a purchase price equal to the Market Value of such Registrable Shares calculated as of the Business Day preceding the date of delivery of the written notice by the Majority in Interest of the Holders. The Registration Fee will continue to accrue during, and be payable to the Holders with respect to, the Repurchase Period. Such Registration

Fee shall be due and payable in installments, as applicable, on either (a) the final Business Day of each fiscal quarter of AT&T during the Repurchase Period (under circumstances where such period is ongoing following the completion of such fiscal quarter) or (b) on the Business Day after either (i) the end of the Repurchase Period, or (ii) the repurchase of the Registrable Securities is completed, in each case in respect of the portion of the fee that has accrued and not been paid through and including such final day in the fiscal quarter or the final day of the Repurchase Period, as applicable.

Section 4.11        Cooperation During Non-S-3 Periods. Notwithstanding anything to the contrary in this Agreement, at any time when AT&T is no longer S-3 Eligible (including, without limitation, at the time of the Registration Trigger) or any Shelf Registration Statement becomes an Unavailable Shelf Registration Statement, the parties agree to consider in good faith various options with respect to the liquidation of any Registrable Shares, including, without limitation, engaging in repurchase or similar transactions whereby AT&T would purchase the Registrable Shares at Market Value prior to the expiration of the 180-day period referred to in Sections 4.1(a)(iv) and (vii), provided, that, absent any such agreement by the parties, no party shall be relieved of its obligations pursuant to the terms of this Agreement, and that at any time there is more than one Holder, all such Holders shall be treated equitably in accordance with the number of Registrable Securities held by each of the Holders.

ARTICLE V

MISCELLANEOUS

Section 5.1        Termination. Except for Section 4.5, Section 4.6 and Section 4.7, each of which shall survive termination of this Agreement, upon the consummation of a sale of all or substantially all of AT&T’s assets or any tender or exchange offer, merger (other than a merger by AT&T to effect a reorganization or recapitalization) or consolidation or any similar transaction in which the Holders dispose of all of their respective Holder Shares (and any Preferred Interests) that are then beneficially owned by them and outstanding or that otherwise results in the acquisition of all (but not less than all) Holder Shares (and any Preferred Interests) that are then beneficially owned by them and outstanding, this Agreement shall terminate and be of no further force and effect. Each Holder shall deliver written notice to AT&T within five (5) Business Days of its disposal of all Holder Shares (and any Preferred Interests) that are then beneficially owned by it and outstanding. Any Registration Fee that is accrued but unpaid at the time of the termination of this Agreement shall be payable on such terminate date.

Section 5.2        Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 5.3        Assignments; Additional Holders.

(a)        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither AT&T nor the Holders may directly or indirectly assign any of its rights or delegate any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of all other parties. The Investment Manager, acting as such and not on behalf of the Trust, automatically shall assign its rights or obligations under this Agreement to a successor pursuant to a proper assignment under the Investment Management Agreement, dated as of August 30, 2013. The Investment Manager otherwise may not directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of all other parties hereto. Any purported direct or indirect assignment in violation of this Section 5.3 shall be null and void ab initio.

(b)         Notwithstanding anything to the contrary contained herein, any substitute Member of AT&T Mobility duly admitted in accordance with all of the provisions of Section 8(c) of the Fourth LLC Agreement shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Holder” for all purposes hereunder, and that no consent or further amendment of this Agreement shall be required for such party to become an additional Holder hereunder.

Section 5.4        Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) AT&T, (ii) a Majority in Interest of the Holders (or, prior to the initial Delivery Date, Members of AT&T Mobility holding Preferred Interests that would represent, upon delivery in connection with a Put Option or Redemption Option, as the case may be, a Majority in Interest of the Holders), and (iii) so long as the Trust remains a Holder, the Investment Manager. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by AT&T, a Holder or the Investment Manager (either personally or on behalf of the Trust) of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 5.5        Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service, (b) sent by facsimile with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case, to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

To AT&T:

AT&T Inc.

One AT&T Plaza

208 S. Akard Street

Dallas, Texas 75202

Telephone: (214) 757-3300

Fax: (214) 746-2103

Attention: General Counsel

With a copy to:

AT&T Inc.

One AT&T Plaza

208 S. Akard Street

Dallas, Texas 75202

Telephone: (214) 757-3230

Fax: (214) 746-2268

Attention: Treasurer

To the Trust:

Brock Fiduciary Services LLC

622 Third Avenue

Floor 12

New York, NY 10017

Attention: Charles Brock

With a copy (which shall not constitute notice) to:

J.P. Morgan Chase Bank, N.A.

221 West Sixth Street, Floor 02

TX3-8215

Austin, TX 78701-3402, United States

Attention: Amy Schneeberger

K&L Gates LLP

1601 K Street, NW

Washington, DC 20006

Telephone: (202) 778-9000

Fax: (202) 778-9100

Attention: Robert H. Rosenblum

If additional Holders become a party to this Agreement in accordance with Section 5.3(b), notice shall be sent to the address set forth on file with AT&T Mobility, with a copy to AT&T and the Trust as set forth above.

Section 5.6        GOVERNING LAW; FORUM SELECTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 5.7        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8        Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.9        Scope of Agreement. Except for the Fourth LLC Agreement and the Amended Contribution Agreement, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in this Agreement is intended to modify or supersede the terms of the Investment Manager Agreement or the Investment Management Agreement between AT&T and the Investment Manager and, in the event of any conflict between the terms of this Agreement and the terms of the Investment Manager Agreement or the Investment Management Agreement, the latter shall prevail.

Section 5.10        No Third Party Beneficiaries. Except as explicitly provided for in Section 4.6 and Section 4.7, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.11        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.12        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.13        Effectiveness. This Agreement shall become effective as of October 15, 2018.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

AT&T INC.

By:

Name:	George B. Goeke
Title:	Senior Vice President and Treasurer

SBC MASTER PENSION TRUST

By:	JP MORGAN CHASE BANK, N.A.,
Solely in its Capacity As Directed Trustee of the SBC Master Pension Trust

By:

Name:
Title:

BROCK FIDUCIARY SERVICES, LLC, for itself and as Fiduciary and Investment Manager

By:	Brock Capital Group LLC, as Managing Member

By:	Charles Brock LLC, as Managing Member

By:

Name:
Title:

Signature Page to Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

AT&T INC.

By:

Name:	George B. Goeke
Title:	Senior Vice President and Treasurer

SBC MASTER PENSION TRUST
By:	JP MORGAN CHASE BANK, N.A.,
Solely in its Capacity As Directed Trustee of the SBC Master Pension Trust

By:

Name:
Title:

BROCK FIDUCIARY SERVICES, LLC, for itself and as Fiduciary and Investment Manager

By:	Brock Capital Group LLC, as Managing Member

By:	Charles Brock LLC, as Managing Member

By:

Name:
Title:

Signature Page to Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

AT&T INC.

By:

Name:	George B. Goeke
Title:	Senior Vice President and Treasurer

SBC MASTER PENSION TRUST
By:	JP MORGAN CHASE BANK, N.A.,
Solely in its Capacity As Directed Trustee of the SBC Master Pension Trust

By:

Name:
Title:

BROCK FIDUCIARY SERVICES, LLC, for itself and as Fiduciary and Investment Manager

By:	Brock Capital Group LLC, as Managing Member

By:	Charles Brock LLC, as Managing Member

By:

Name:
Title:

Signature Page to Amended and Restated Registration Rights Agreement